UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 10, 2022

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, New York, NY	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On May 10, 2022, the Board of Directors of Loews Corporation (the “Company”) approved certain technical amendments to, and the amendment and restatement of, the Company’s by-laws. Attached hereto as Exhibit 3.02 is a copy of the Company’s by-laws as amended and restated as of May 10, 2022.

The amendments streamline the by-laws related to the Company’s Chairman of the Board and Chairman of the Executive Committee. A description of each provision adopted or changed by amendment and, if applicable, the previous provision, is set forth below.

Chairman of the Board (Section 3.3). This new section, formerly Section 5.8, was moved from Article 5 (Officers) to Article 3 (Directors) and the powers and duties of the Chairman of the Board were amended to consist of presiding over meetings of the Board of Directors and performing such other duties as may be assigned to the Chairman of the Board from time to time by the Board of Directors.

Officers (Section 5.1). References to the Chairman of the Board and the Chairman of the Executive Committee were deleted from this section. In addition, language was added to clarify that additional officers of the Company may include one or more members of the Office of the President.

Chairman of the Board (Former Section 5.8). This section was deleted from Article 5 (Officers), moved to Article 3 (Directors) and amended as described above.

Chairman of the Executive Committee (Former Section 5.10). This section was deleted.

Loans (Section 6.2). A reference to the Chairman of the Board was deleted from this section.

Certificates; Uncertificated Shares (Section 7.1). A reference to the Chairman of the Board was deleted from this section.

Voting of Shares Held (Article 12). References to the Chairman of the Board were deleted from this article.

Section numbering was updated in Article 3 to reflect the addition of new Section 3.3 and in Article 5 to reflect the deletion of former Sections 5.8 and 5.10. In addition, cross-references in Sections 2.8(c), 3.16, 4.1(c) and 4.2(b) were updated to reflect this revised section numbering.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2022 Annual Meeting of Shareholders on May 10, 2022 (the “Annual Meeting”).

(b) At the Annual Meeting, shareholders elected all of the Company’s nominees for director; approved, on an advisory basis, the Company’s named executive officers’ compensation (“Say on Pay”); and ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2022 (“Auditor Ratification”).

Election of Directors

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Ann E. Berman	220,889,268	5,022,754	91,134	7,705,772
Joseph L. Bower	207,930,958	17,991,141	81,057	7,705,772
Charles D. Davidson	225,016,166	907,040	79,950	7,705,772
Charles M. Diker	214,344,538	11,565,042	93,576	7,705,772
Paul J. Fribourg	195,368,919	30,459,945	174,292	7,705,772
Walter L. Harris	210,233,216	15,688,619	81,321	7,705,772
Philip A. Laskawy	208,312,973	17,608,650	81,533	7,705,772
Susan P. Peters	225,087,488	832,117	83,551	7,705,772
Andrew H. Tisch	219,771,615	6,146,897	84,644	7,705,772
James S. Tisch	224,202,700	1,734,814	65,642	7,705,772
Jonathan M. Tisch	220,594,185	5,343,573	65,398	7,705,772
Anthony Welters	221,355,091	4,569,099	78,966	7,705,772

Other Proposals

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Say on Pay	216,873,027	8,945,288	184,841	7,705,772
Auditor Ratification	227,517,936	5,995,493	195,499	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.

3.02	By-laws of Loews Corporation, as amended and restated as of May 10, 2022.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: May 11, 2022	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President,
General Counsel
and Secretary